UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2025

Stone Point Credit Corporation

(Exact Name of Registrant as Specified in its Charter)

delaware	814-01375	85-3149929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Horseneck Lane

Greenwich, Connecticut 06830

(Address of Principal Executive Offices, Zip Code)

(203) 862-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On December 16, 2025, Stone Point Credit Corporation (the “Company”) executed a letter agreement (the “Fifth Amendment”) to amend its revolving credit agreement (as amended, the “Revolving Credit Agreement”), by and among, inter alios, the Company as the borrower, the lenders from time to time party thereto and Capital One, National Association, as the administrative agent, sole lead arranger and a lender.

The Fifth Amendment, among other things, extends the maturity date to March 16, 2026 from December 26, 2025 and incorporates an additional committed 90-day extension option. The other material terms of the Revolving Credit Agreement were unchanged.

First Amendment to 2025 Note Purchase Agreement

On December 19, 2025, the Company entered into that certain First Amendment to Note Purchase Agreement (the “First Amendment”) by and among the Company and the holders of the Notes (as defined below), which amends that certain Note Purchase Agreement, dated as of March 21, 2025 with respect to the issuance and sale of (i) $60,000,000 6.03% Senior Notes, Series A, due May 15, 2028 and (ii) $240,000,000 6.26% Senior Notes, Series B, due May 15, 2030 (together, the “Notes”) (as amended by the First Amendment, the “2025 Note Purchase Agreement”).

The First Amendment provides for certain amendments to the liens covenant to permit the incurrence of a senior secured credit facility by the Company.  The other material terms of the 2025 Note Purchase Agreement remain unchanged.

Second Amendment to 2024 Note Purchase Agreement

On December 19, 2025, the Company entered into that certain Second Amendment to Note Purchase Agreement (the “Second Amendment”) by and among the Company and the holders of the 2024 Notes (as defined below), which amends that certain Note Purchase Agreement, dated as of September 17, 2024 with respect to the issuance and sale of $200,000,000 aggregate principal amount of the Company’s Senior Notes (the “2024 Notes”) due September 15, 2029 (as amended from time to time and as further amended by the Second Amendment, the “2024 Note Purchase Agreement”).

The Second Amendment provides for certain amendments to the liens covenant to permit the incurrence of a senior secured credit facility by the Company.  The other material terms of the 2024 Note Purchase Agreement remain unchanged.

The description above is only a summary of the material provisions of the Fifth Amendment, the First Amendment and the Second Amendment and is qualified in its entirety by reference to a copy of the Fifth Amendment, the First Amendment and the Second Amendment, respectively, each filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1*	Fifth Amendment to the Revolving Credit Agreement between Stone Point Credit Corporation, as the Initial Borrower, and Capital One, National Association, as the Administrative Agent, Sole Lead Arranger and a Lender, dated December 16, 2025
10.2	First Amendment to the 2025 Note Purchase Agreement among Stone Point Credit Corporation and the holders of the notes party thereto, dated as of December 19, 2025.
10.3	Second Amendment to the 2024 Note Purchase Agreement among Stone Point Credit Corporation and the holders of the notes party thereto, dated as of December 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stone Point Credit Corporation

Dated: December 22, 2025	By:	/s/ Steven P. Henke
	Name:	Steven P. Henke
	Title:	Chief Financial Officer